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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITOR'S CONSENT

QUICKSILVER RESOURCES INC.


We consent to the incorporation by reference in Registration Statement No. 333-94387 of Quicksilver Resources Inc. on Form S-8 of our report dated February 26, 2001, appearing in this Annual Report on Form 10-K of Quicksilver Resources Inc. for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Dallas, Texas
March 27, 2001